Exhibit 10.31

ASSUMPTION OF INDEBTEDNESS AND LOAN AGREEMENT

THIS ASSUMPTION OF INDEBTEDNESS AND LOAN AGREEMENT made as of the 31st day of December, 2004. (hereinafter referred to as the "Agreement")

B E T W E E N:

                                PILLSBURY HOLDINGS, INC.

                                (hereinafter called "Pillsbury")

OF THE FIRST PART

- and -

                                DORAL EZ INVESTMENTS INC.

                                (hereinafter called the "Lender")

OF THE SECOND PART

- and -

                                PURE PLAY MEDIA HOLDINGS, INC.

                                (hereinafter called "Pure Play")

OF THE THIRD PART

- and -

                                PURE PLAY MEDIA, INC.

                                (hereinafter called "PPM")

OF THE FOURTH PART

                                  (Pillsbury, the Lender, Pure Play and PPM being hereinafter singularly also referred to as a "Party" and collectively
                                  referred to as the "Parties" as the context so requires).

                        WHEREAS Pure Play's wholly-owned subsidiary, PPM, a California corporation, and the Lender entered into a Loan Agreement, dated March 14, 2003 (the "Loan Agreement"), providing for a loan in the amount of CDN$1,000,000 ("Loan #2");

                        AND WHEREAS PPM and the Lender entered into a Loan and Security Amending Agreement, dated March 14, 2003 (the "Loan and Security Amending Agreement") as security for payment of the obligations of PPM to the Lender;

                        AND WHEREAS PPM and the Lender entered into a Loan Amending Agreement, dated August 6, 2004 (the "Loan Amending Agreement"), whereby the payments on the principal amount of Loan #2 outstanding were suspended commencing on August 6, 2004, for a period one year and will resume in August, 2005 (the Loan Agreement, the Loan and Security Amending and the Loan Amending Agreement being hereinafter collectively referred to as the "Underlying Loan and Security Agreement");

                        AND WHEREAS PPM, in accordance with the terms and conditions of the Underlying Loan and Security Agreement, currently owes the Lender the sum of CDN$937,499.98 on Loan #2 (the "Principal Sum") at an interest rate of 10% per annum (the "Interest"), which matures on March 14, 2007 (the Principal Sum and the Interest being, collectively, the "Indebtedness"); it being acknowledged and agreed by each of the Parties hereto that, notwithstanding the force and effect and operation of this Agreement, the Underlying Loan and Security Agreement is currently in good standing as between PPM and the Lender and will remain in good standing if this Agreement is terminated for any reason;

                        AND WHEREAS PPM is desirous of assigning the Indebtedness owing from PPM to the Lender to Pillsbury under the Underlying Loan and Security Agreement and the Lender hereby acknowledges and consents to such assignment;

                        AND WHEREAS Pillsbury is desirous of assuming the Indebtedness owing from PPM to the Lender in exchange for Pure Play issuing to Pillsbury 520,107 units (each a "Unit") of Pure Play at a deemed price of US$1.50 per Unit with each Unit consisting of one share of common stock of Pure Play and one share purchase warrant of Pure Play (each a "Warrant"), and with each such Warrant entitling Pillsbury to acquire one additional share of common stock of Pure Play at an exercise price of US$2.50 per share commencing on December 31, 2006, the date which is 24 months from the date of issuance of the Units by Pure Play to Pillsbury and expiring on December 31, 2008, the date that is 48 months from the date of issuance of the Units; in addition to the other terms and conditions of this Agreement hereinafter set out and required by the Parties;

                        AND WHEREAS the parties to this Agreement acknowledge and understand that any Interest that is currently in arrears and owing on the Indebtedness from PPM to the Lender under the Underlying Loan and Security Agreement is going to be capitalized into this Agreement; such that there will be no arrears in Interest on a going forward basis;

                        AND WHEREAS pursuant to the terms and conditions of a certain further "Assumption of Indebtedness and Loan Agreement", dated for reference as executed commensurate with the Agreement (the "First Assumption Agreement"), as entered into among the Parties hereto, Pillsbury thereby assumed the indebtedness owing by PPM to the Lender ("Loan #1") under the terms and conditions of a first Loan Agreement, dated September 19, 2002 as amended on each of March 14, 2003 and August 6, 2004, respectively (collectively, the "First Underlying Loan and Security Agreement"), pursuant to which, among other provisions, Pillsbury has therein agreed to make certain interest and principal sum payments to the Lender under Loan #1 in consideration of the issuance by Pure Play to Pillsbury, and again into escrow, of certain additional units to acquire both shares and warrants from the treasury of Pure Play;

                        AND WHEREAS Pure Play agrees, notwithstanding and subject to the terms and conditions of the Underlying Loan and Security Agreement and this Agreement, to assume the Indebtedness, and to make the Interest and Principal Sum payments in accordance with the terms and conditions of the Underlying Loan and Security Agreement, upon a default by Pillsbury under this Agreement which is not cured within the time period(s) provided hereinafter and upon the Lender surrendering the Units pledged by Pillsbury as security for the Indebtedness back to Pure Play for cancellation and return to treasury.

                        AND WHEREAS the Parties hereto hereby acknowledge and agree that, in order to maintain this Agreement in good standing, Pillsbury must also maintain the First Assumption Agreement in good standing; failing which the rights and entitlement of Pillsbury under both this Agreement and the First Assumption Agreement will terminate in accordance with their respective terms; and

                        NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby covenant and agree as follows:

ARTICLE 1 - INTERPRETATION

1.1                   Definitions

For the purposes of this Agreement:

            "Agreement", "hereto", "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this Agreement and not to any particular section or other portion hereof, and include any and every instrument supplemental or ancillary hereto and the expressions "article" or "section" followed by a number mean and refer to the specified article or section of this Agreement.

            "business day" means a day other than Saturday, Sunday or a statutory holiday in the Province of Ontario;

            "Event of Default" means any of the events specified in Section 6.1, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act;

            "Indebtedness" includes all Principal Sum and Interest (including interest on overdue interest) and other amounts payable pursuant to the Loan and the Security from time to time outstanding under this Agreement;

            "Loan" has the meaning given thereto in Section 2.2 hereof;

            "Loan Interest Rate" has the meaning given thereto in Section 2.3 hereof;

            "Maturity Date" means that date as set out in Section 2.5;

            "person" includes an individual, a partnership, joint venture, a trust, an unincorporated organization or any other association, a corporation and a government or any department or agency thereof and any other entity recognized by law; and

            "Security" means the Note and any other instrument or agreement which purports to secure the Indebtedness.

1.2                   CDN Dollars

All dollar amounts referred to in this Agreement are in the lawful money of Canada unless otherwise provided.

1.3                   Extended Meanings

In this Agreement, where the context requires, the singular number includes the plural and vice versa, the masculine gender includes the feminine and neuter genders and vice versa.

1.4                   Headings

All headings are included solely for convenience of reference and are not intended to be full or accurate descriptions of the contents thereof.

1.5                   Schedules

The following schedules are incorporated herein and form part of this Agreement.

                                      Schedule "A"           Indebtedness and Payments
                                      Schedule "B"           Pledge Agreement
                                      Schedule "C"           Escrow Agreement
                                      Schedule "D"           Pooling Agreement

1.6                   Financial Terms and Accounting Rules

All financial terms employed and calculations provided for herein shall, unless otherwise specifically provided, be interpreted and applied in accordance with generally accepted accounting principles, applied on a consistent basis and applicable on both a consolidated, or combined if appropriate, and unconsolidated basis.

ARTICLE 2 – ASSIGNMENT AND ASSUMPTION OF THE INDEBTEDNESS

2.1                   Assignment of the Indebtedness

PPM hereby agrees to assign to Pillsbury, and Pillsbury subject to this agreement hereby agrees to accept the assignment of, the Indebtedness owing from PPM to the Lender under Loan #2 as evidenced by the Underlying Loan and Security Agreement.

2.2                   Assumption of the Indebtedness

Subject to the terms and conditions hereunder Pillsbury agrees to assume the Indebtedness (also hereinafter referred to as the "Loan") owing from PPM to the Lender in the Principal Sum amount of $937,499.98 having an Interest rate of 10% per annum with a Maturity Date as set out in Section 2.5 by making the Interest and Principal Sum payments as set forth herein in exchange for Pure Play issuing to Pillsbury 520,107 units (each a "Unit") of Pure Play at a deemed issuance price of US$1.50 per Unit, with each Unit consisting of one share of common stock of Pure Play and one Warrant of Pure Play, and with each such Warrant entitling Pillsbury to acquire one additional share of common stock of Pure Play at an exercise price of US$2.50 per share commencing on December 31, 2006, the date that is 24 months from the date of issuance of the Units by Pure Play to Pillsbury and expiring on December 31, 2008, the date that is 48 months from the date of issuance of the Units.  Notwithstanding the foregoing, the Principal Sum amount of the Loan outstanding at any time together with all Interest, fees and other amounts payable hereunder in connection therewith shall become due and payable upon the occurrence of an Event of Default and upon demand being made therefor by the Lender in accordance with the terms and conditions hereof.

2.3                   Interest Payments

                        (a)        Upon entering into this Agreement, Pillsbury agrees to pay 12 months of Interest on the Loan in advance on December 31, 2004.  After the first 12 months has passed, the Principal Sum amount of the loan outstanding hereunder from time to time shall bear Interest at a rate equal to the Loan Interest Rate calculated and compounded monthly; and shall be payable monthly, in arrears, on the last day of each month during the term hereof.  The Parties acknowledge and agree that the Principal Sum payment shall not be payable by Pillsbury until the happening of the matters referred to in Section 2.5 hereinbelow.

                        (b)        In this Agreement, the Loan Interest Rate shall mean the rate of 13% per annum, calculated monthly, provided that until such date as an Event of Default has occurred, the Lender agrees to waive interest at such rate and Pillsbury shall only be obliged to pay and the Lender shall only receive interest at a rate equal to 10% per annum as set forth in the Underlying Loan and Security Agreement.

                        (c)        Interest shall be due on overdue interest and on such part of the principal amount of the Loan as remains outstanding from time to time, together with interest on overdue interest, at the Loan Interest Rate.

2.4                   Accrued Interest

Notwithstanding the foregoing any interest payment which is due and payable may be postponed and may accrue at the option of the Lender at the Loan Interest Rate.

2.5                   Payment of the Loan

In addition the Interest payments required to maintain this Agreement in good standing, the full Principal Sum amount of the Loan shall be due and payable by Pillsbury to the Lender within the later of one (1) year from the date of execution of this Agreement by each Party hereto as set forth on the front page of this Agreement and the date upon which the shares of Pure Play are listed and posted for trading on any recognized stock exchange and including, without limitation, the NASD Over-the-Counter Bulletin Board.  The Failure by Pillsbury to make any monthly Interest or Principal Sum amount payment hereunder will result in an Event of Default (as hereinafter defined) for the purposes of Articles 6 and 7 of this Agreement.

2.6                   Prepayment

Pillsbury shall have the right to prepay the entire Principal Sum amount of the Loan at any time without notice or bonus provided that all Interest which has accrued to the date of such prepayment in respect of the Loan and the amount so prepaid, and all fees which had become payable prior to the date of such prepayment, are paid at the time of such prepayment.

2.7                   Place and Manner of Payment

Payment of the Principal Sum and/or Interest due on any date shall be made by Pillsbury to the Lender by cheque or bank draft, at the City of Mississauga, Province of Ontario, Canada, or at such other place in Ontario as the Lender may direct in writing.  Payment shall be credited to Pillsbury on the day of receipt only if received prior to 2:00 p.m. (Toronto, Ontario, time) and only if the day of receipt is a business day and otherwise shall be credited on the next business day following receipt.  The receipt of such cheque shall satisfy and discharge the liability for the Principal Sum and/or Interest to the extent of the sums represented thereby unless such cheque is not paid on presentation.  Any payment of Principal Sum or Interest shall be made in Canadian funds; or if made in U.S. funds the conversion rate shall be at the exchange rate (purchase rate) as quoted by the Royal Bank of Canada (at its main branch in Toronto) on the date of payment.

2.8                   No Set-Off

The obligations of Pillsbury to make all payments of Principal Sum and Interest and all other amounts due hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any set-off, compensation, counter-claim, recoupment, defence or other right which Pillsbury, PPM or Pure Play may have against the Lender or anyone else for any reason whatsoever.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

3.1                   Representations and Warranties

Pillsbury represents and warrants to the Lender, and acknowledges that the Lender is relying on such representations and warranties in entering into this Agreement, as follows:

                        (a)           Status. Pillsbury has been duly incorporated and organized and is a valid and subsisting corporation under the laws of Nevis, and has full capacity and power to carry on its business; Pillsbury has the corporate power and is duly authorized to borrow the moneys herein contemplated and to enter into, execute, deliver and perform this Agreement;

                        (b)           Non-Violation of Other Instruments and Authorization.

  The assumption of the Indebtedness by Pillsbury, the entering into and performance of this Agreement, and any other agreement additional or collateral hereto or thereto do not conflict and will not conflict with, and does not result, and will not result with the passage of time or otherwise in a breach or violation of, or constitute a default under, its articles of incorporation, as amended, or its by-laws or any of the covenants or the provisions contained in any agreement to which it is a party or by which it or its assets are or may be bound or to which it or its assets are or may be subject and does not require the consent or approval of any person; and

  All necessary steps and proceedings have been taken and all consents have been obtained to authorize the entering into, delivery and performance of this Agreement;

                        (c)           Valid Obligations.  This Agreement constitutes valid and binding obligations of Pillsbury enforceable against it in accordance with its respective terms, provided that the enforceability thereof may be limited by:

  bankruptcy, insolvency, liquidation, reorganization, reconstruction or other laws affecting the enforcement of creditors' rights generally; and

  general principles of equity (regardless of whether enforcement is considered to be proceedings at law or in equity); and no representation is given as to any specific remedy that may be granted, imposed or rendered only in the discretion of a court of equity, including remedies such as those of specific performance and injunction;

                        (d)           No Default.  Pillsbury is not in default in the performance or observance of any of the obligations, covenants or conditions contained in any material contract, agreement or other instrument to which it is a party or by which it is bound;

                        (e)           No Actions.  There are no actions, suits or judicial or arbitral proceedings pending or to the knowledge of Pillsbury, threatened against Pillsbury in any court or other authority;

                        (f)            Real Property.  Pillsbury does not own any real or immovable property;

                        (g)           Orders or Notices.  There are no outstanding orders, notices or similar requirements relating to Pillsbury or its assets issued by any building, environmental, fire, health, labour or police authorities or from any other federal, provincial or municipal authority, and there are no matters under discussion with any such authorities relating to orders, notices or similar requirements.

                        (h)           Judgements and Executions.  There are no judgements or executions filed or pending against Pillsbury or its property;

                        (i)            Insolvency Proceedings.  Pillsbury:

  is not insolvent; and

  has not committed an act of bankruptcy, proposed a compromise or arrangement of its creditors generally, made any assignment for the benefit of creditors, or taken any proceedings with respect to a compromise or arrangement or to have a receiver appointed over any part of its assets; and

  has not had any receiving order under the provisions of the Bankruptcy and Insolvency Act (Canada) filed against it, had any petition for such an order served upon it, and there are no proceedings in effect or threatened under the provisions of the Winding-Up Act (Canada) or the Companies' Creditors Arrangement Act (Canada), nor has any receiver, receiver and manager, monitor, custodian or official with similar powers been appointed by court order or privately respecting Pillsbury or any of its assets or property;

                        (j)            Material Liabilities.  There are no material liabilities of Pillsbury of any kind whatsoever, whether or not accrued and whether or not determined or determinable, contingent or otherwise, in respect of which Pillsbury is or may become liable on or after the date of this Agreement which have not been fully disclosed in writing to the Lender;

                        (k)           Location of Assets.  The assets of Pillsbury are in Nevis and in no other place or places;

                        (l)            Full Disclosure.  The information furnished to the Lender by Pillsbury in connection with this Agreement and the Loan does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which made, not false or misleading.

3.2                   Survival of Representations, Warranties and Covenants

Pillsbury agrees that the covenants, agreements, representations and warranties of Pillsbury set forth in this Agreement, and in any certificate or other document delivered hereunder by or on behalf of Pillsbury, notwithstanding any investigation made by the Lender or its counsel or any other representative of the Lender:

                        (a)           are material;

                        (b)           shall be deemed to be relied upon by the Lender or by any subsequent holder of the Security;

                        (c)           shall survive the execution and delivery of this Agreement and the Security; and

                        (d)           shall continue in full force and effect until all of the Indebtedness has been repaid.

ARTICLE 4 - SECURITY

4.1                   Security

To secure the due and punctual payment of the Indebtedness and to secure the due and punctual performance of Pillsbury's other obligations hereunder, Pillsbury shall execute and deliver to the Lender the Pledge Agreement and the Escrow Agreement; each of which are attached hereto as Schedule "B" and Schedule "C", respectively.

Under the Pledge Agreement Pillsbury agrees to grant the Lender security on all of the Units issued to Pillsbury from Pure Play as consideration for the assumption of the Indebtedness under this Agreement.  Pillsbury agrees to place in escrow and pledge, in accordance with each of the Pledge Agreement and Escrow Agreement, all of its rights, entitlement and interests in and to the Units in order to secure the Loan and recovery of any part thereof on default of payment in accordance with the terms of this Agreement.

4.2                   Discharge and Release of Units from Escrow

Subject to Pillsbury having maintained the First Assumption Agreement in good standing, and once Pillsbury has paid all Indebtedness and satisfied all of its obligations hereunder the Units will be released from escrow by the escrow agent and delivered to Pillsbury.

4.3                   Existing Security Arrangements for the Indebtedness

The existing forms of security for the Indebtedness owing from PPM to the Lender that were entered into or granted by PPM, Richard Arnold, Sieg Badke and Michael Fitzgerald shall remain in full force and effect until the entire Principal Sum and Interest of the Indebtedness is paid in full.

ARTICLE 5 - COVENANTS

5.1                   Positive Covenants

Pillsbury hereby covenants and agrees with the Lender that, so long as any of the Indebtedness remains unpaid:

                        (a)           To Pay Indebtedness.  Pillsbury will duly and punctually pay or cause to be paid to the Lender the Indebtedness (together with all interest and principal sum payments required under the First Assumption Agreement) at the dates, times and places, and in the manner provided for herein (and therein);

                        (b)           Notice of Material Change.  Pillsbury will give the Lender prompt written notice of any material change in the business or condition of Pillsbury, financial or otherwise, or of any material loss, destruction or damage of or to any properties or assets of Pillsbury;

                        (c)           To Maintain Existence.  Pillsbury will at all times maintain its corporate existence;

                        (d)           Further Assurances.  At any and all times Pillsbury will, at its expense, do, execute, acknowledge and deliver or will cause to be done, executed, acknowledged and delivered all and every such further acts, deeds, transfers and assurances as the Lender reasonably requires, for the purpose of giving effect to this Agreement and the Security;

                        (e)           Payment of Costs and Expenses.  Pillsbury and the Lender shall each pay their respective costs, charges and expenses (including legal fees and disbursements on a solicitor and his own client basis and accounting and other professional fees) of or incurred by either of them in connection with the preparation, negotiation and execution of documents and the performance of all necessary due diligence and other review in connection with the Loan and the Security taken in pursuant hereof;

                        (f)            Change of Address.  Pillsbury shall provide the Lender with not less than 30 days prior written notice of any change of address of any office or other business location of Pillsbury and of the location of the new business premises where Pillsbury undertakes its business at any time; and

                        (g)           Notice of Default.  Pillsbury shall give prompt written notice to the Lender of any Event of Default hereunder and of any event which, with notice or lapse of time or both, would constitute an Event of Default.

5.2                   Negative Covenants

Pillsbury hereby covenants and agrees with the Lender that, so long as any of the Indebtedness remains outstanding, without the prior written consent of the Lender, it will not:

                        (a)        As to Encumbrances.  Do any act to encumber the Units other than as set out in the Pledge Agreement and in accordance with the terms of this Agreement; and

                        (b)        Not to Assign Units.  Permit, approve or consent to the assignment, sale, transfer or issuance of any of the Units in the share capital of Pure Play that were issued to Pillsbury under the terms of this Agreement.

ARTICLE 6 - DEFAULT

6.1                   Events of Default

Each and every of the following shall be an Event of Default under this Agreement:

                        (a)     If Pillsbury makes default in payment of the Indebtedness as and when the same becomes due under any provision hereof; provided that such default remains unremedied for five days after written notice of default is given by the Lender to Pillsbury;

                        (b)     if Pillsbury makes default in payment of any amounts due and owing under the First Assumption Agreement and fails to cure such default in accordance with the terms and conditions of the First Assumption Agreement;

                        (c)     If Pillsbury neglects to carry out or observe any covenant or condition (other than those relating to the payment of any Indebtedness) hereunder or under the Security, provided that:

  Pillsbury shall have 30 days after receipt of notice from the Lender to make good such default before Pillsbury shall be in default hereunder; and

  if such default cannot be cured within such 30 day period but is capable of being cured in a timely manner, and Pillsbury so advises the Lender prior to the termination of such 30 day period, and if the Lender in its sole discretion is satisfied that Pillsbury is diligently proceeding to cure such default, Pillsbury shall have an additional 30 days to make good such default before Pillsbury shall be in default hereunder;

                        (d)     If a petition is filed, an order is made or a resolution is passed for the winding-up or liquidation of Pillsbury;

                        (e)     If Pillsbury becomes unable to pay its debts generally as they become due or makes a bulk sale of its assets or a general assignment for the benefit of its creditors or a proposal under the Bankruptcy and Insolvency Act (Canada) or if a bankruptcy petition is filed or presented with respect to Pillsbury and is not removed or discharged prior to the time when any party thereunder has the right to realize against the property and assets of Pillsbury, or if a custodian or a sequestrator or a receiver or receiver and manager or any other officer with similar powers is appointed, by court order or privately, of its properties, or any part thereof which is, in the opinion of the Lender, a substantial part thereof;

                        (f)      If any proceedings respecting Pillsbury are commenced under the Companies' Creditors Arrangement Act (Canada) or under the Winding-Up Act (Canada) or any legislation or other provision of law providing for similar effect;

                        (g)     If an encumbrancer of any of the property of Pillsbury takes possession of the property of Pillsbury or any part thereof which is, in the opinion of the Lender, a substantial part thereof or if a distress or execution or any similar process is levied or enforced against and remains unsatisfied for such period as would permit such property or such part thereof to be sold or seized thereunder, or if a judgment or order is obtained against Pillsbury which, in the reasonable opinion of the Lender, materially and adversely affects the ability of Pillsbury to carry on its business or a substantial part thereof, or if such judgment or order is for the payment of money, and has not been satisfied within 30 days of the date that such judgment or order is issued;

                        (h)     If any of the representations and warranties contained herein or in any of the Security prove to have been false or misleading in any material respect on the date hereof or become false or misleading at any time during the term hereof, each representation and warranty being deemed to be continuously restated with a current effective date during each day of the term hereof;

                        (i)      If Pillsbury is in default under the Security or any other written agreement entered into with or in favour of the Lender at any time; or

                        (j)      If there is a breach, at any time and in any material respect, by Pillsbury of the provisions of any applicable law, regulation, by-law, ordinance or work order of any lawful authority, whether federal, provincial, municipal, local or otherwise affecting any of the property and assets of Pillsbury, or any activity or operation carried out by Pillsbury, provided that such default remains unremedied for 30 days after written notice of default is given by the lawful authority of the Lender to Pillsbury.

6.2                   Waiver of Default

The Lender may at any time waive in writing any Event of Default which may have occurred; provided that no such waiver shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights or remedies resulting therefrom.  No delay or failure by the Lender to exercise any right or remedy hereunder shall impair any such right or remedy or shall be construed to be a waiver of any Event of Default hereunder or under the Security or acquiescence therein.

ARTICLE 7 - ENFORCEMENT OF SECURITY

7.1                   Sole Remedy Available to the Lender

The only remedy available to the Lender upon the occurrence of an Event of Default that is not cured by Pillsbury within the 30 day period provided for in Section 6.1(c) herein is the delivery of the Units that Pillsbury agrees to pledge to secure the Loan in accordance with the terms and conditions of the Pledge Agreement and the Escrow Agreement.  Upon such Event of Default, and upon the deemed delivery of the Units to the control and direction of the Lender under the terms of the Pledge Agreement and the Escrow Agreement, Pillsbury shall have no further obligation, contingent or otherwise, to any Party under this Agreement and for any portion of the Indebtedness which it had then previously assumed hereunder.  At such deemed delivery of the

Units to the Lender, the Lender will then have the option, for a period of 30 calendar days after the failure of Pillsbury to cure the Event of Default as set forth hereinabove, to either: (i) have the Units registered into the Lender's name, or in the name(s) of the Lender’s nominee(s) in the Lender's sole and absolute discretion, as full satisfaction of the Loan under this Agreement and the Underlying Loan and Security Agreement; or (ii) to surrender the Units back to Pure Play for cancellation and return to treasury.  Should the Lender determine to return the Units to treasury for cancellation, then Pure Play will be deemed to have assumed the Loan from PPM and, consequent thereon, will continue to make the Interest and Principal Sum payments to the Lender as set forth in accordance with the terms and conditions of the Underlying Loan and Security Agreement; and all remaining terms and conditions of the Underlying Loan and Security Agreement will continue to govern the assumption of the Loan by Pure Play on behalf of PPM.

7.2                   The Lender as Agent of Borrower and Power of Attorney

If the Security over the Units becomes enforceable, then Pillsbury hereby irrevocably appoints the Lender to be its attorney for it and in its name and on its behalf to execute and carry out any deeds, documents, transfers, conveyances, assignments, assurances, consents which Pillsbury ought to, or may, sign, execute and do hereunder and generally to use its name in the exercise of the powers hereby conferred on the Lender, with full power of substitution and revocation.  In the exercise of its right hereunder, the Lender shall be, so far as concerns responsibility for its action or inaction, the agent of Pillsbury.

7.3                   Lender's Agents

The Lender may appoint any agent or representative to exercise any of its rights hereunder.

ARTICLE 8 – POOLING OF UNITS

8.1                   Pooling of Units Issued to Pillsbury

As a condition of Pure Play issuing the Units to Pillsbury under the terms of this Agreement, Pillsbury agrees to enter into a Pooling Agreement; the form of which being attached hereto as Schedule "D", whereby the shares and Warrants which form the Units will be released by the escrow agent in accordance with the terms of the Pooling Agreement.

ARTICLE 9 - GENERAL PROVISIONS

9.1                   Notice

Any demand or notice to be given by any party hereto to any other party shall be in writing and may be given by personal delivery or, except during any period when postal service is interrupted, by prepaid registered mail or by telex, telecopy or by other means of instantaneous transmission that produces a permanent copy ("other communication") addressed as follows:

                        to Pillsbury, addressed to it at:

                                                Suite 4, Temple Building
                                                Prince William & Main Street
                                                Charlestown, Nevis, West Indies

                                                Attention:          IFG Trust Services Inc., Dan MacMullin
                                                Telephone:        (869) 469-7040
                                                Facsimile:         (869) 469-7042

                        to the Lender, addressed to it at:

                                                1000 Wye Valley Road
                                                P.O. Box 640
                                                Midland, ON
                                                Canada L4R 4P4

                                                Attention:          Erwin Zecha
                                                Telephone:        705 431-7177
                                                Facsimile:         705 431-8482

                        to Pure Play, addressed to it at:

                                                55A Guardsman Rd.
                                                Thornhill, ON.
                                                Canada L3T 6L4

                                                Attention:          Richard Arnold
                                                Telephone:        (905) 602-1522
                                                Facsimile:         (905) 602-1525

and shall be deemed to have been received by the party to whom it was addressed:

  if given by registered mail, on the date falling four business days following the date upon which it was deposited in the post office with postage and cost of registration prepaid; and

  if personally delivered to an adult during normal business hours, when so delivered; and

  if given by other communication, three business hours after transmission and confirmation of receipt,

provided that either of the parties may change the address or person designated from time to time, by notice in writing to the other party hereto.

9.2                   Law Applicable

This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

9.3                   Assignment

This Agreement shall enure to the benefit of, and shall be binding upon, the Parties hereto and their respective successors and permitted assigns.  This Agreement shall not be assigned by Pillsbury without the other Parties' prior written consent, which consent may be unreasonably withheld or delayed.  This Agreement may be assigned by the Lender, in which event Pillsbury shall attorn in all respects to such assignment and the assignee thereof.

9.4                   Business Day

If under the provisions of this Agreement any amount is to be paid or any act or thing is to be taken other than on a business day, then such amount shall be paid or such act or thing or step shall be done or taken on the next business day.

9.5                   Further Assurance

Pillsbury agrees, at the request of the other Parties, to sign such further and other documents and to do and perform, and cause to be done and performed, such further and other acts as may be necessary or desirable to give effect to the provisions of this Agreement.

9.6                   Severability

If any provision herein is determined to be void, voidable or unenforceable, in whole or in part by the decision of any court of competent jurisdiction, which determination is not appealed or appealable for any reason whatsoever, the provision in question shall not affect or impair or be deemed to affect or impair the enforceability or validity of any other provision hereof and such unenforceable or invalid provision or portion thereof shall be severed from the remainder of this Agreement.  All the provisions hereof are hereby declared to be separate, severable and distinct.

9.7                   Execution in Counterparts

This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the effective Execution Date as set forth on the front page of this Agreement.

9.8                   Time of the Essence

Time will be of the essence of this Agreement.

                        IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

PILLSBURY HOLDINGS, INC. Per: /s/ Souren Agemian Jr. Authorized Signatory Souren Agemian Jr., Investment Advisor (print name and title)	DORAL EZ INVESTMENTS INC. Per: /s/ Erwin Zecha Authorized Signatory Erwin Zecha, President (print name and title)

PURE PLAY MEDIA HOLDINGS, INC. Per: /s/ Richard Arnold Authorized Signatory Richard Arnold, CFO (print name and title)	PURE PLAY MEDIA, INC. Per: /s/ Richard Arnold Authorized Signatory Richard Arnold, CEO (print name and title)

SCHEDULE “A”

This is Schedule “A” to the Assumption of the Indebtedness and Loan Agreement, dated December 31, 2004, between Pillsbury Holdings, Inc., Doral EZ Investments Inc., Pure Play Media Holdings, Inc. and Pure Play Media, Inc.

Refer to the materials below

INDEBTEDNESS AND PAYMENTS

DATE	Indebtedness	Amount Paid	Outstanding Principal Balance	Recording Officer's Initials
__________, 2004	$937,499.98 (CDN)	__	$937,499.98 (CDN)

SCHEDULE “B”

This is Schedule “B” to the Assumption of the Indebtedness and Loan Agreement, dated December 31, 2004, between Pillsbury Holdings, Inc., Doral EZ Investments Inc., Pure Play Media Holdings, Inc. and Pure Play Media, Inc.

Refer to the materials attached hereto

SCHEDULE “C”

This is Schedule “C” to the Assumption of the Indebtedness and Loan Agreement, dated December 31, 2004, between Pillsbury Holdings, Inc., Doral EZ Investments Inc., Pure Play Media Holdings, Inc. and Pure Play Media, Inc.

Refer to the materials attached hereto

SCHEDULE “D”

This is Schedule “D” to the Assumption of the Indebtedness and Loan Agreement, dated December 31, 2004, between Pillsbury Holdings, Inc., Doral EZ Investments Inc., Pure Play Media Holdings, Inc. and Pure Play Media, Inc.

Refer to the materials attached hereto